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                                                                   EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 11, 1998, on our audits of the financial statements and financial statement schedules of American Foundation Life Insurance Company. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.
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Coopers & Lybrand L.L.P.


Birmingham, Alabama
April 16, 1998